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                     US AIRWAYS GROUP, INC.
                  (FORMERLY USAIR GROUP, INC.)
                          EXHIBIT 21





             Subsidiaries of US Airways Group, Inc.
             --------------------------------------

                US Airways, Inc.
                Allegheny Airlines, Inc.
                Piedmont Airlines, Inc.
                PSA Airlines, Inc.
                USAir Fuel Corporation
                USAir Leasing and Services, Inc.
                Material Services Company, Inc.



             Subsidiaries of US Airways, Inc.
             (Formerly USAir, Inc.)
             --------------------------------------

                USAM Corp.